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United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TransAlta Corporation
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English (if applicable))

Canada
(Province or other jurisdiction of incorporation or organization)

4911
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

110-12th Avenue S.W., Box 1900, Station "M", Calgary, Alberta, Canada, T2P 2M1, (403) 267-7110
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System, 111 8th Avenue, 13th Floor, New York, New York, 10011, (212) 894-8400
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Maryse C. St.-Laurent TransAlta Corporation Box 1900, Station "M" 110-12th Avenue S.W. Calgary, Alberta Canada T2P 2M1 (403) 267-7110	Shannon M. Gangl Burnet, Duckworth & Palmer LLP 1400, 350 7th Avenue S.W. Calgary, Alberta Canada T2P 3N9 (403) 260-0100	Robert A. Zuccaro Latham & Watkins LLP 885 Third Avenue, Suite 1000 New York, New York 10022 (212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon the filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box.            ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(4)(5)

Common Shares(3)

First Preferred Shares

Warrants

Subscription Receipts

Total	US$959,324,635			US$53,531

(1)
Estimated solely for the purpose of calculating the amount of the registration fee. There are being registered under this registration statement such indeterminate number of common shares of the Registrant, such indeterminate number of first preferred shares of the Registrant, such indeterminate number of warrants to purchase common shares, first preferred shares or other securities of the Registrant and such indeterminate number of subscription receipts of the Registrant as shall have an aggregate initial offering price not to exceed US$959,324,635. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement. The aggregate maximum public offering price of all offered securities issued pursuant to this registration statement will not exceed US$959,324,635.

(2)
Reflects the U.S. dollar equivalent of the aggregate maximum public offering price based on the noon rate of exchange as provided by the Bank of Canada of Cdn.$1.0424 = US$1.00 on October 9, 2009.

(3)
Includes associated common share purchase rights.

(4)
Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 457(o) under the Securities Act.

(5)
The registration fee was satisfied at the time of filing of the original registration statement being amended hereby.

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the "Commission"), acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I — INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to completion, dated October 19, 2009

SHORT FORM BASE SHELF PROSPECTUS

TRANSALTA CORPORATION

$1,000,000,000

Common Shares
First Preferred Shares
Warrants
Subscription Receipts

We may from time to time offer our (i) common shares ("Common Shares"), (ii) first preferred shares ("First Preferred Shares"), (iii) warrants to purchase Common Shares, First Preferred Shares or other securities ("Warrants"), or (iv) subscription receipts, each of which, once purchased, entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, one Common Share ("Subscription Receipts") (the Common Shares, First Preferred Shares, Warrants and Subscription Receipts are collectively referred to herein as the "Securities") up to an aggregate initial offering price of $1,000,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Securities) during the 25 month period that this short form base shelf prospectus (the "Prospectus"), including any amendments hereto, remains valid.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This offering is made by a Canadian issuer that is permitted, under the multi-jurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with Canadian generally accepted accounting principles which are in effect from time to time in Canada ("Canadian GAAP") and are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement (as defined herein). You should read the tax discussion under "Certain Income Tax Considerations" and in any applicable Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that most of its officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus are residents of Canada, and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any offering of Securities will be set forth in a prospectus supplement or supplements (each, a "Prospectus Supplement") including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of First Preferred Shares, the designation of the particular series, the number of First Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the First Preferred Shares; (iii) in the case of Warrants, the designation, number and terms of the Common Shares, First Preferred Shares or other securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency or currency unit in which the Warrants are issued and any other specific terms of the Warrants; and (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the offering price, the terms, conditions and procedures for the conversion of such Subscription Receipts into Common Shares and any other specific terms of the Subscription Receipts. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities that are not within the options and parameters set forth in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the applicable Prospectus Supplement and only for the purposes of the distribution of the Securities to which the applicable Prospectus Supplement pertains.

Our Common Shares are listed on the Toronto Stock Exchange ("TSX") under the symbol "TA" and on the New York Stock Exchange ("NYSE") under the symbol "TAC". On October 16, 2009, the closing price of the Common Shares on the TSX was $21.40 and on the NYSE was US$20.54. There is currently no market through which the First Preferred Shares, Warrants or Subscription Receipts may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. Investing in the Securities involves risks. See "Risk Factors" in this Prospectus and in any applicable Prospectus Supplement.

We may sell the Securities to or through underwriters or dealers purchasing as principals, directly to one or more purchasers pursuant to applicable statutory exemptions or through agents. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of offering of such Securities.

Our head and registered office is located at 110 - 12th Avenue S.W., Calgary, Alberta T2R 0G7.

The date of this Prospectus is October       , 2009

 ABOUT THIS PROSPECTUS

        In this Prospectus and in any Prospectus Supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. "U.S. dollars" or "US$" means lawful currency of the United States. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus or included in any Prospectus Supplement is determined using Canadian GAAP. "U.S. GAAP" means generally accepted accounting principles which are in effect from time to time in the United States. The significant differences between Canadian GAAP and U.S. GAAP are summarized in the reconciliations to U.S. GAAP of TransAlta's consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008 and of TransAlta's unaudited consolidated interim financial statements as at and for the three and six month periods ended June 30, 2009 and 2008, all of which are incorporated by reference in this Prospectus. Unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to "TransAlta", the "Corporation", "we", "us" and "our" mean TransAlta Corporation and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

        This Prospectus provides a general description of the Securities that we may offer. Each time we offer and sell Securities under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described below under "Documents Incorporated by Reference" and "Certain Available Information".

        All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be made available together with this Prospectus.

        You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement on Form F-10 of which this Prospectus forms a part. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted by law. You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of those documents as our business, operating results, financial condition and prospects may have changed since that date.

 DOCUMENTS INCORPORATED BY REFERENCE

        The following documents of the Corporation, filed with the securities commissions or similar authorities in each of the provinces of Canada and with the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this Prospectus:

  (a)
  consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, the notes thereto, the auditors' report thereon and the auditors' report on our internal control over financial reporting;

  (b)
  management's discussion and analysis of financial condition and results of operations as at and for the year ended December 31, 2008 ("Annual MD&A");

  (c)
  annual information form dated March 16, 2009 (the "Annual Information Form") for the year ended December 31, 2008;

  (d)
  management proxy circular dated March 16, 2009 prepared in connection with the Corporation's annual meeting of shareholders held on April 30, 2009;

  (e)
  unaudited consolidated interim financial statements as at and for the three and six month periods ended June 30, 2009 and 2008 and the notes thereto;

  (f)
  management's interim discussion and analysis of the financial condition and results of operations as at and for the three and six month periods ended June 30, 2009;

  (g)
  reconciliation to U.S. GAAP of the consolidated financial statements as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008 and the auditors' report thereon; and

  (h)
  reconciliation to U.S. GAAP of the unaudited consolidated interim financial statements as at and for the three and six month periods ended June 30, 2009 and 2008.

        Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44 - 101 Short Form Prospectus Distributions ("NI 44-101") of the Canadian Securities Administrators, including any documents of the type referred to above, material change reports (excluding confidential material change reports) and business acquisition reports subsequently filed by the Corporation with any securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com. In addition, any similar documents filed on Form 6-K or Form 40-F by the Corporation with the SEC after the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such report. The Corporation's reports on Form 6-K, and beginning with its Form 40-F for the year ended December 31, 2001, its annual reports on Form 40-F, are available on the SEC's website at www.sec.gov.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be delivered to purchasers of such Securities together with this Prospectus and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the distribution of the Securities covered by such Prospectus Supplement.

        Copies of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents) may be obtained on request without charge from the Corporate Secretary of TransAlta, 110 - 12th Avenue S.W., Calgary, Alberta, Canada T2P 0G7, Telephone (403) 267-7110.

CERTAIN AVAILABLE INFORMATION

        The Corporation has filed with the SEC under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), a registration statement on Form F-10 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to such registration statement as permitted or required by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance, reference is made to the exhibit, if applicable, for a more complete description of the relevant matter, each such statement being qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the registration statement on Form F-10 may be inspected and copied at the public reference facilities maintained at the offices of the SEC described below.

        The Corporation is subject to the information requirements of the United States Securities and Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and in accordance therewith, files reports and other information with the SEC. Under the multi-jurisdictional disclosure system adopted in the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. The Corporation is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, the Corporation is not required to publish financial statements as promptly as United States companies. Such reports and other information may be inspected without charge, and copied upon payment of prescribed fees, at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and are also are available on the SEC's website at www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Prospectus contains both historical and forward-looking statements. These forward-looking statements are not facts, but only predictions and generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe the Corporation's objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the forward-looking statements contained in the documents incorporated by reference herein, this Prospectus contains, without limitation, forward-looking statements pertaining to the following: anticipated capacities of electricity generating facilities under construction; expected pro forma generating capacity of the Corporation following the completion of our acquisition of Canadian Hydro (as defined herein); the expected effect of our acquisition of Canadian Hydro on the agreements of Canadian Hydro; the expected funding sources for our acquisition of Canadian Hydro; and certain terms of the Securities and any offering made under this Prospectus.

        With respect to forward-looking statements contained in this Prospectus, we have made assumptions regarding, among other things: our ability to complete current construction projects according to planned specifications; our current construction projects when complete will operate as expected; our ability to maintain our existing operations; our consummation of the acquisition of Canadian Hydro on the terms expected; continued operation of the facilities of Canadian Hydro in accordance with our expectations following the acquisition; our ability to obtain financing on acceptable terms; and that terms of future offerings will be on the terms and conditions consistent with the current industry standards.

        Certain factors that could materially affect these forward-looking statements are described below and are incorporated by reference in this Prospectus, as described under "Risk Factors" in this Prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this document are made only as of the date of this Prospectus and the Corporation does not undertake to publicly update these forward-looking statements to reflect new information, future events or otherwise, except as required by applicable laws. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. The Corporation cannot assure you that projected results or events will be achieved.

        Factors that may adversely impact the Corporation's forward-looking statements include risks relating to: fluctuations in market prices and availability of fuel supplies required to generate electricity and in the price of electricity; the regulatory and political environments in the jurisdictions in which the Corporation operates; environmental requirements and changes in, or liabilities under, these requirements; changes in general economic conditions including interest rates; operational risks involving the Corporation's facilities, including unplanned outages at such facilities; execution and capital cost risks relating to the Corporation's development and construction projects; disruptions in the transmission and distribution of electricity; disruptions in the source of fuels or water required to operate the Corporation's facilities; trading risks; fluctuations in the value of foreign currencies and foreign political risks; need for additional financing; liquidity risk; structural subordination of securities; counterparty credit risk; insurance risk; the Corporation's provision for income taxes; legal proceedings involving the Corporation; reliance on key personnel; labour relations matters; and absence of a public market for certain of the Securities offered under this Prospectus. The foregoing risk factors, among others, are described in further detail under the heading "Risk Factors" in this Prospectus and in the documents incorporated by reference in this Prospectus, including the Annual MD&A and the Annual Information Form.

TRANSALTA CORPORATION

        TransAlta is a corporation amalgamated under the Canada Business Corporations Act. The registered office and principal place of business of TransAlta are located at 110 - 12th Avenue S.W., Calgary, Alberta, Canada T2R 0G7. For further information on the intercorporate relationships among TransAlta and its subsidiaries, please see "Corporate Structure — Intercorporate Relationships" in the Annual Information Form.

        TransAlta and its predecessors have been engaged in the production and sale of electric energy since 1909. The Corporation is among Canada's largest non-regulated electric generation and energy marketing companies with an aggregate net ownership interest of approximately 7,963 megawatts ("MW") of generating capacity operating in facilities having approximately 9,700 MW of aggregate generating capacity(1). In addition, the Corporation has facilities under construction with a net ownership interest of 525 MW of an aggregate generating capacity of 750 MW as well as a net ownership interest of approximately 357 MW generating capacity in advanced-stage development. The Corporation is focused on generating electricity in Canada, the United States and Australia through its diversified portfolio of facilities fuelled by coal, gas, hydroelectric, wind and geothermal resources.

(1)
TransAlta measures capacity as the net maximum capacity that a unit can sustain over a period of time, which is consistent with industry standards. All capacity amounts are as of the date of this Prospectus and represent capacity owned and operated by the Corporation unless otherwise indicated.

        In Canada, the Corporation holds a net ownership interest of approximately 5,648 MW of electrical generating capacity in thermal, gas-fired, wind-powered and hydroelectric facilities, including 4,940 MW in Western Canada, 628 MW in Ontario and 80 MW in New Brunswick.

        In the United States, the Corporation's principal facilities include a 1,376 MW thermal facility and a 248 MW gas fired facility, both located in Centralia, Washington, which supply electricity to the Pacific Northwest. The Corporation holds a 50% interest in CE Generation, LLC ("CE Generation"), an aggregate net ownership interest of approximately 385 MW of generating capacity in geothermal facilities in California and cogeneration facilities in Texas, Arizona and New York. The Corporation also has 6 MW of electrical generating capacity through gas-fired and hydroelectric facilities located in Washington and Hawaii.

        The Corporation also has 300 MW of net electrical generating capacity from gas-fired generation facilities in Australia.

        The Corporation regularly reviews its operations in order to optimize its generating assets and evaluates appropriate growth opportunities. The Corporation has in the past and may in the future make changes and additions to its fleet of coal, gas, hydro, wind and geothermal fuelled facilities.

        The Corporation is organized into two business segments: Generation and Commercial Operations and Development. The Generation group is responsible for constructing, operating and maintaining electricity generation facilities. The Commercial Operations and Development group is responsible for managing the sale of production, purchases of natural gas, transmission capacity and market risks associated with the Corporation's generation assets and for non asset backed trading activities. Both segments are supported by a corporate group that provides finance, treasury, legal, regulatory, environmental, health and safety, sustainable development, corporate communications, government relations, information technology, human resources, internal audit, and other administrative support.

RECENT DEVELOPMENTS

Offer to Acquire Canadian Hydro Developers, Inc.

        On July 20, 2009, we announced that we intended, through a wholly-owned subsidiary, 1478860 Alberta Ltd., to make an offer (the "Offer") to purchase, at a purchase price of $4.55 in cash per share on and subject to the terms and conditions of the offer and take-over bid circular dated July 22, 2009 and the related letter of transmittal and notice of guaranteed delivery (in each case, as amended and supplemented), all of the issued and outstanding common shares in the capital of Canadian Hydro Developers, Inc. ("Canadian Hydro"), together with the associated rights issued and outstanding under the shareholder rights plan agreement of Canadian Hydro. The Offer, at $4.55 in cash per share, represented a premium of approximately 30% over the volume weighted average trading price of Canadian Hydro's common shares on the TSX for the 10 trading days immediately preceding the announcement of our intention to make the Offer, and a premium of approximately 25% over the closing price of Canadian Hydro's common shares on the TSX on the last trading day immediately preceding such announcement.

        Canadian Hydro operates 694 MW of wind, hydro and biomass facilities in Alberta, Ontario, Quebec, and British Columbia and also has 18 MW under construction. It also has 278 MW of advanced-stage development projects in western and eastern Canada. Canadian Hydro's assets are subject to agreements with creditworthy counterparties. We expect that such agreements will remain uninterrupted following our acquisition of Canadian Hydro. On a combined basis, TransAlta and Canadian Hydro would have net generation capacity of 8,657 MW in operation. The renewables portfolio would include 1,900 MW in operation, or 22% of the combined portfolio. In addition, there would be 543 MW under construction and 635 MW in advanced-stage development. The common shares of Canadian Hydro are listed for trading on the TSX under the symbol "KHD".

        We commenced the Offer on July 22, 2009. The Offer was subject to certain conditions, including acceptance of the Offer by holders of at least 66 2/3 percent of Canadian Hydro's common shares calculated on a fully-diluted basis, and receipt of all necessary regulatory approvals. The Offer was open for acceptance for a period of 36 days, with an initial expiry time of 6:00 p.m. (Calgary time) on August 27, 2009, unless withdrawn or extended.

        On August 17, 2009, TransAlta announced that it had received an Advance Ruling Certificate from the Canadian Competition Bureau with respect to the Offer. Under the Advance Ruling Certificate, the Canadian Competition Bureau confirmed that the acquisition of Canadian Hydro by TransAlta could proceed without further review under the Competition Act (Canada).

        On August 27, 2009 TransAlta announced that its wholly-owned subsidiary had extended the Offer until 6:00 p.m. (Calgary time) on September 11, 2009, unless withdrawn or extended. TransAlta determined to extend the Offer following a decision on Tuesday, August 25, 2009 by the Alberta Securities Commission that its intervention to cease trade Canadian Hydro's shareholder rights plan was not warranted at such time.

        On September 9, 2009, TransAlta announced that its wholly-owned subsidiary had extended the Offer until 6:00 p.m. (Calgary time) on September 22, 2009, unless withdrawn or extended. The extension followed the issue by the Alberta Securities Commission, with the consent of TransAlta and Canadian Hydro, of an order to cease trade Canadian Hydro's shareholder rights plan effective September 21, 2009. On September 21, 2009, TransAlta announced that its wholly-owned subsidiary had extended the Offer until 6:00 p.m. (Calgary time) on October 2, 2009, unless withdrawn or extended. On October 2, 2009, TransAlta announced that its wholly-owned subsidiary had extended the Offer until 6:00 p.m. (Calgary time) on October 14, 2009, unless withdrawn or extended.

        On October 5, 2009, TransAlta announced that it had entered into a definitive pre-acquisition agreement with Canadian Hydro pursuant to which TransAlta's wholly-owned subsidiary amended the Offer (the "Amended Offer"). The Amended Offer increased the purchase price for Canadian Hydro's common shares to $5.25 in cash per common share, extended the expiry time for the Offer to 3:00 p.m. (Calgary time) on October 20, 2009, unless withdrawn or extended, and revised the conditions of the Offer. The total value of the Amended Offer is approximately $1.7 billion. The terms and conditions of the Amended Offer are described in a notice of variation and extension dated October 8, 2009.

        Our acquisition of Canadian Hydro would initially be funded with TransAlta's existing cash resources, existing credit facilities and new committed credit facilities fully underwritten by Royal Bank of Canada.

USE OF PROCEEDS

        Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness and the financing of the Corporation's long-term investment plan. The amount of net proceeds to be used for any such purpose will be set forth in the applicable Prospectus Supplement. The Corporation expects that it may, from time to time, issue securities (including debt securities) other than pursuant to this Prospectus.

 CHANGES IN CONSOLIDATED CAPITALIZATION

        Other than the effect of changes in foreign currency exchange rates on U.S. dollar denominated loans, there have been no material changes in our consolidated share or debt capitalization during the period from June 30, 2009 through the date of this Prospectus.

        The following table sets forth the consolidated capitalization of the Corporation as at December 31, 2008 and June 30, 2009, and indicates increases or decreases in applicable amounts between those two dates. This table should be read in conjunction with the consolidated financial statements of the Corporation as at and for the year ended December 31, 2008 and the unaudited consolidated interim financial statements of the Corporation as at and for the three and six month periods ended June 30, 2009, all of which have been incorporated by reference herein.

	As at December 31, 2008	As at June 30, 2009	Increase/Decrease
	(in millions, except Common Share amounts)
Current portion of long-term debt	$244	$245	$1
Less: cash and cash equivalents	50	54	4

	194	191	(3)
Long-term debt
Recourse(1)(2)	2,332	2,583	251
Non-recourse(3)	232	203	(29)
Non-controlling interests(4)	469	488	19
Common shareholders' equity
Common Shares	1,761	1,768	7
	(197,622,215 Common Shares)	(197,858,181 Common Shares)	(235,966 Common Shares)
Retained earnings	688	610	(78)
Accumulated other comprehensive income	61	179	118

Total common shareholders' equity	2,510	2,557	47

Total capitalization	5,737	6,022	285

Notes:

(1)
Includes debentures bearing interest at fixed rates. On May 29, 2009, the Corporation issued debentures in the aggregate principal amount of $200 million. The debentures bear interest at a rate of 6.45% and mature in 2014.

(2)
The Corporation's credit facility extends for more than one year, and as a result the outstanding balance of the Corporation's credit facility has been reclassified from short-term debt to recourse long-term debt. As at December 31, 2008, $443 million was reclassified in order to present comparable figures.

(3)
Includes project financing debt, debt securities and senior secured bonds of CE Generation and debt related to the Wailuku River Hydroelectric LP acquisition.

(4)
TransAlta Generation Partnership, a wholly-owned subsidiary of the Corporation, holds a direct 50.00% interest in TransAlta Cogeneration, L.P. TransAlta Cogeneration Ltd., which is a wholly-owned subsidiary of TransAlta and the general partner of TransAlta Cogeneration, L.P., holds a 0.01% interest in TransAlta Cogeneration, L.P. and the remaining 49.99% interest is held by Stanley Power Inc. CE Generation holds a 75% interest in the 240 MW Saranac gas-fired plant in Plattsburgh, New York, and the Corporation holds an indirect 50% interest in CE Generation.

 DESCRIPTION OF SHARE CAPITAL

General

        As of the date of this Prospectus, the Corporation's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of First Preferred Shares, issuable in series. As at June 30, 2009, 197,858,181 Common Shares were outstanding and no First Preferred Shares were outstanding.

Common Shares

        The following description is subject to, and qualified by reference to, the terms and provisions of the Corporation's articles and by-laws.

        Each Common Share of the Corporation entitles the holder thereof to one vote for each Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors, subject to prior satisfaction of preferential dividends applicable to any First Preferred Shares, and to participate rateably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the First Preferred Shares. The Common Shares are not convertible and are not entitled to any pre-emptive rights. The Common Shares are not entitled to cumulative voting.

        The transfer agent and registrar for the Common Shares in Canada is CIBC Mellon Trust Company at its principal transfer offices in Vancouver, British Columbia, Calgary, Alberta, Winnipeg, Manitoba, Toronto, Ontario and Montreal, Quebec. The transfer agent and registrar for the Common Shares in the United States is BNY Mellon Shareowner Services at its principal office in New York, New York.

        The Common Shares offered pursuant to this Prospectus may include Common Shares issuable upon conversion or exchange of any First Preferred Shares of any series or upon exercise of any Warrants or upon conversion of any Subscription Receipts.

First Preferred Shares

        The Corporation is authorized to issue an unlimited number of First Preferred Shares, issuable in series and, with respect to each series, the board of directors is authorized to fix the number of shares comprising the series and determine the designation, rights, privileges, restrictions and conditions attaching to such shares, subject to certain limitations.

        The First Preferred Shares of all series rank senior to all other shares of the Corporation with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital. Holders of First Preferred Shares are entitled to receive cumulative quarterly dividends on the subscription price thereof as and when declared by the board of directors at the rate established by the board of directors at the time of issue of shares of a series. No dividends may be declared or paid on any other shares of the Corporation unless all cumulative dividends accrued upon all outstanding First Preferred Shares have been paid or declared and set apart. In the event of the liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital, no sum shall be paid or assets distributed to holders of other shares of the Corporation until the holders of First Preferred Shares shall have been paid the subscription price of the shares, plus a sum equal to the premium payable on a redemption, plus a sum equal to the arrears of dividends accumulated on the First Preferred Shares to the date of such liquidation, dissolution, winding up, or reduction of stated capital, as applicable. After payment of such amount, the holders of First Preferred Shares shall not be entitled to share further in the distribution of the assets of the Corporation.

        The directors may include in the share conditions attaching to a particular series of First Preferred Shares certain voting rights effective upon the Corporation failing to make payment of six quarterly dividend payments, whether or not consecutive. These voting rights continue for so long as any dividends remain in arrears. These voting rights are the right to one vote for each $25 of subscription price on all matters in respect of which shareholders vote, and additionally, the right of all series of First Preferred Shares, voting as a combined class, to elect two directors of the Corporation if the board of directors then consists of less than 16 directors, or three directors if the board of directors consists of 16 or more directors. Otherwise, except as required by law, the holders of First Preferred Shares shall not be entitled to vote or to receive notice of or to attend at any meeting of the shareholders of the Corporation.

        Subject to the share conditions attaching to any particular series providing to the contrary, the Corporation may redeem First Preferred Shares of a series, in whole or from time to time in part, at the redemption price applicable to each series and the Corporation has the right to acquire any of the First Preferred Shares of one or more series by purchase for cancellation in the open market or by invitation for tenders at a price not to exceed the redemption price applicable to the series.

        The Prospectus Supplement will set forth the following terms relating to the First Preferred Shares being offered:

  •
  the maximum number of First Preferred Shares;

  •
  the designation of the series;

  •
  the offering price;

  •
  the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

  •
  the price and the terms and conditions for redemption, if any, including redemption at TransAlta's option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

  •
  the terms and conditions, if any, for conversion or exchange for shares of any other class of TransAlta or any other series of First Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  whether such First Preferred Shares will be listed on any securities exchange;

  •
  the voting rights, if any; and

  •
  any other rights, privileges, restrictions, or conditions.

        First Preferred Shares will be fully paid and non-assessable upon issuance. The First Preferred Shares of any series may be represented, in whole or in part, by one or more global certificates. If First Preferred Shares are represented by a global certificate, each global certificate will:

  •
  be registered in the name of a depositary or a nominee of the depositary identified in the applicable Prospectus Supplement; and

  •
  be deposited with such depositary or nominee or a custodian for the depositary.

Related Party Articles Provisions

        The articles of the Corporation contain provisions restricting the ability of the Corporation to enter into a "Specified Transaction" with a "Major Shareholder". A Specified Transaction requires the approval of a majority of the votes cast by holders of voting shares of the Corporation, as well as the approval of a majority of the votes cast by holders of such voting shares, excluding any Major Shareholder. A Major Shareholder generally means the beneficial owner of more than 20% of the outstanding voting shares of the Corporation. There is a broad definition of beneficial ownership, and in particular, a person is considered to beneficially own shares owned by its associates and affiliates, as those terms are defined in the articles. Transactions which are considered to be Specified Transactions include the following: a merger or amalgamation of the Corporation with a Major Shareholder; the furnishing of financial assistance by the Corporation to a Major Shareholder; certain sales of assets or provision of services by the Corporation to a Major Shareholder or vice versa; certain issuances of securities by the Corporation which increase the proportionate voting interest of a Major Shareholder; a reorganization or recapitalization of the Corporation which increases the proportionate voting interest of a Major Shareholder; and the creation of a class or series of non-voting shares of the Corporation which has a residual right to participate in earnings of the Corporation and assets of the Corporation upon dissolution or winding up.

Shareholder Rights Plan

        The Corporation implemented a shareholder rights plan (the "Rights Plan") pursuant to a Shareholder Bid Approval Plan Agreement (the "Rights Plan Agreement") dated as of October 13, 1992 between the Corporation and CIBC Mellon Trust Company. The holders of Common Shares reconfirmed the Rights Plan and approved the amendment and restatement, as of April 26, 2007, of the Rights Plan Agreement at the annual and special meeting of shareholders of the Corporation held on April 26, 2007. For further particulars, reference should be made to the Rights Plan Agreement, as amended and restated. A copy of the Rights Plan Agreement may be obtained by contacting the Corporate Secretary, TransAlta Corporation, 110 - 12th Avenue S.W., Calgary, Alberta T2P 0G7; telephone: (403) 267-7110; fax (403) 267-2590; or by email: investor_relations@transalta.com. A copy of the Rights Plan Agreement can also be accessed on SEDAR at www.sedar.com and on the SEC's website at www.sec.gov.

DESCRIPTION OF WARRANTS

General

        The Corporation may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agreements between the Corporation and a warrant agent that the Corporation will name in the applicable Prospectus Supplement.

        Selected provisions of the Warrants and the warrant agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement.

        The Prospectus Supplement will set forth the following terms relating to the Warrants being offered:

  •
  the designation of the Warrants;

  •
  the aggregate number of Warrants offered and the offering price;

  •
  the designation, number and terms of the Common Shares, First Preferred Shares or other securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the Warrants;

  •
  the dates or periods during which the Warrants are exercisable;

  •
  the designation and terms of any securities with which the Warrants are issued;

  •
  if the Warrants are issued as a unit with another security, the date on and after which the Warrants and the other security will be separately transferable;

  •
  the currency or currency unit in which the exercise price is denominated;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  whether such Warrants will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; and

  •
  any other terms of the Warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

        The Corporation will not offer Warrants for sale separately to any member of the public in Ontario unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable Prospectus Supplement containing the specified terms of the Warrants to be offered separately is first approved for filing by the Ontario Securities Commission.

Modifications

        The Corporation may amend the warrant agreements and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

        The warrant agent will act solely as the Corporation's agent. The warrant agent will not have any duty or responsibility if the Corporation defaults under the warrant agreements or the warrant certificates. A Warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder's right to exercise the holder's Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

        The Corporation may issue Subscription Receipts, independently or together with other securities. Subscription Receipts will be issued under one or more subscription receipt agreements.

        A Subscription Receipt is a security of the Corporation that will entitle the holder to receive one Common Share upon the completion of a transaction, typically an acquisition by us of the assets or securities of another entity. After the offering of Subscription Receipts, the subscription proceeds for the Subscription Receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of Subscription Receipts will not have any rights of shareholders of the Corporation. Holders of Subscription Receipts are only entitled to receive Common Shares upon the surrender of their Subscription Receipts to the escrow agent or to a return of the subscription price for the Subscription Receipts together with any payments in respect of interest or other income earned on the subscription proceeds.

        Selected provisions of the Subscription Receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this Prospectus relating to any subscription receipt agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

        The Prospectus Supplement will set forth the following terms relating to the Subscription Receipts being offered:

  •
  the designation of the Subscription Receipts;

  •
  the aggregate number of Subscription Receipts offered and the offering price;

  •
  the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Common Shares;

  •
  the number of Common Shares that may be obtained upon the conversion of each Subscription Receipt and the period or periods during which any conversion must occur;

  •
  the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each security;

  •
  the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon;

  •
  the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

  •
  whether such Subscription Receipts will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

 PRIOR SALES

        We issued the following Common Shares and securities convertible into Common Shares during the 12-month period prior to the date of this Prospectus:

  1.
  we issued 224,591 Common Shares pursuant to our performance share ownership plan at a weighted average issue price of $24.30 per Common Share with an aggregate value of approximately $6 million; and

  2.
  we issued 30,899 Common Shares on exercise of options granted pursuant to our employee stock option plan at a weighted average issue price of $23.86 per Common Share for aggregate consideration of approximately $1 million.

        For additional information on previously issued Common Shares and securities convertible into Common Shares, see our consolidated financial statements as at and for the year ended December 31, 2008 and our unaudited consolidated financial statements as at and for the three and six month periods ended June 30, 2009, all of which have been incorporated by reference herein.

        We have not issued any First Preferred Shares, Warrants or Subscription Receipts during the 12-month period prior to the date of this Prospectus.

MARKET FOR SECURITIES

        Our Common Shares are listed and traded on the TSX under the symbol "TA" and on the NYSE under the symbol "TAC". The following tables set forth certain trading information for our Common Shares during the periods indicated as reported by the TSX and the NYSE. For additional trading information relating to our Common Shares, see "Market for Securities" in our Annual Information Form.

	TSX
Period	Common Share Price ($) High	Common Share Price ($) Low	Volume
2008
September	36.88	26.53	28,180,867
October	29.85	20.00	24,458,282
November	24.59	21.00	14,517,240
December	24.45	20.77	11,835,571
2009
January	26.60	21.13	10,881,392
February	22.96	18.50	16,191,905
March	21.05	17.96	23,251,069
April	21.29	18.14	18,614,529
May	21.57	19.81	17,675,250
June	23.93	19.80	23,782,366
July	22.40	20.56	13,891,386
August	22.91	20.86	17,313,964
September	22.22	20.61	13,392,244
October (1-16)	22.05	20.81	6,476,400

	NYSE
Period	Common Share Price (US$) High	Common Share Price (US$) Low	Volume
2008
September	34.47	25.62	3,298,127
October	28.04	16.16	2,361,064
November	21.02	16.29	1,020,294
December	20.07	16.26	1,007,683
2009
January	22.51	16.90	892,878
February	18.72	14.79	979,722
March	16.69	13.86	2,147,230
April	17.86	14.32	1,600,484
May	18.62	17.02	1,283,789
June	20.66	17.74	952,541
July	19.92	17.73	614,994
August	21.25	19.02	736,719
September	20.73	18.71	852,979
October (1-16)	21.31	19.33	465,074

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a resident of Canada of the acquisition, ownership and disposition of any Securities offered thereunder.

        The applicable Prospectus Supplement may also describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada of acquiring any Securities offered thereunder, including whether the payments of dividends on Common Shares or First Preferred Shares will be subject to Canadian non-resident withholding tax.

        The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code of 1986, as amended).

PLAN OF DISTRIBUTION

        The Corporation may sell the Securities to or through underwriters or dealers and also may sell the Securities directly to purchasers pursuant to applicable statutory exemptions or through agents.

        The distribution of the Securities of any series may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers.

        In connection with the sale of the Securities, underwriters may receive compensation from the Corporation or from purchasers of the Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters and any commissions received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

        The Prospectus Supplement relating to each series of the Securities will also set forth the terms of the offering of the Securities, including to the extent applicable, the initial offering price, the proceeds to the Corporation, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or re-allowed to dealers. Underwriters with respect to each series sold to or through underwriters will be named in the Prospectus Supplement relating to such series.

        In connection with any offering of Securities, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

        Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the securities legislation of each of the provinces of Canada or under the U.S. Securities Act.

        Each series of the Securities (other than Common Shares) will be a new issue of securities with no established trading market. Unless otherwise specified in a Prospectus Supplement relating to a series of Securities, the Securities (other than Common Shares) will not be listed on any securities exchange. Certain broker dealers may make a market in the Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker dealer will make a market in the Securities of any series or as to the liquidity of the trading market, if any, for the Securities of any series.

RISK FACTORS

        Prospective purchasers of the Securities should consider carefully the risk factors set forth below as well as the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing the Securities offered hereby. Information regarding the risks affecting the Corporation and its business is provided in the documents incorporated by reference in this Prospectus, including the Annual MD&A under the heading "Risk Factors" and "Risk Management", the Annual Information Form under the heading "Risk Factors" and the management's discussion and analysis of financial conditions and results of operations as at and for the three and six month periods ended June 30, 2009 under the heading "Outlook". See "Documents Incorporated by Reference".

Recent changes to environmental regulations may materially adversely affect the Corporation.

        As indicated under "Risk Factors" in the Annual Information Form, many of the Corporation's activities and properties are subject to environmental requirements and changes in, or liabilities under, these requirements may materially adversely affect the Corporation. Since the date of the Annual Information Form, the state government of Washington has determined a target for TransAlta's facilities in Centralia to reduce their greenhouse gas emissions by 50% by 2025. Accomplishing this reduction will require some substantive change to generation technology, fuel or operation at those facilities prior to 2025. On September 30, 2009, the United States Environmental Protection Agency proposed new regulations that would require additional permitting and possible controls or other reductions in greenhouse gases from large industrial sources of carbon dioxide and other greenhouse gases, including TransAlta's facilities in Centralia. Due to the early stage of these regulatory programs, TransAlta cannot yet determine the impact from these programs if and when they become effective.

        In September 2009, after the conclusion of a mediation process, TransAlta agreed to enter into a voluntary agreement with the Washington State Department of Ecology that will result in lower limits of oxides or nitrogen emissions and installation of mercury controls in 2012 in advance of enforceable U.S. federal or state requirements at TransAlta's facilities in Centralia. TransAlta does not believe the costs of these programs will be material. The draft settlement agreement has been circulated for public comment.

        For further details on the environmental regulations to which the Corporation is subject, see "Environmental Risk Management" and "Risk Factors" in the Annual Information Form.

Risks relating to our development projects and acquisitions may materially adversely affect the Corporation.

        The Corporation continues to focus on expanding its business through development projects and acquisitions. The development and construction of the Corporation's projects is subject to execution and capital cost risks, including risks relating to regulatory approvals, third party opposition, cost escalations, construction delays, shortages of raw materials or skilled labour and capital constraints. Such risks may have a material adverse impact on the Corporation's business, financial condition, results of operations and cash flows.

        Expansion of the Corporation's business through development projects and acquisitions may place increased demands on its management, operating systems, internal controls and financial and physical resources. In addition, the process of integrating acquired businesses or development projects may involve unforeseen difficulties. Failure to successfully manage or integrate any acquired businesses or development projects could have a material adverse impact on the Corporation's business, financial condition, results of operations and cash flows. Further, there can be no assurance that the Corporation will be successful in integrating any acquisition or that the commercial opportunities or operational synergies of any acquisition will be realized as expected.

        With respect to acquisitions, there can be no assurance that the Corporation will identify suitable transactions or that it will have access to sufficient resources, through its credit facilities, the capital markets or otherwise, to pursue and complete any identified acquisition opportunities on a timely basis and at a reasonable cost. Any acquisition proposed by the Corporation, including the Offer, would be subject to normal commercial risks that the transaction may not be completed on the terms negotiated, on time, or at all. An unavoidable level of risk remains regarding potential undisclosed or unknown liabilities relating to any acquisition, including the Offer. The existence of such undisclosed liabilities may have a material adverse impact on the Corporation's business, financial condition, results of operations and cash flows.

LEGAL MATTERS

        Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law in connection with the offering of Securities will be passed upon for the Corporation by Burnet, Duckworth & Palmer LLP, Calgary, Alberta, Canada, and certain legal matters relating to United States law in connection with the offering of Securities will be passed upon for the Corporation by Latham & Watkins LLP, New York, New York. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

        The partners and associates of Burnet, Duckworth & Palmer LLP, as a group beneficially own, directly or indirectly, less than 1% of the outstanding securities of any class or series of the Corporation.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been filed with the SEC either separately or as exhibits to the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed herein under "Documents Incorporated by Reference" and "Certain Available Information"; the consent of Ernst & Young LLP, Chartered Accountants; certain powers of attorney; the Rights Plan Agreement; and appointment of agent for service of process and undertaking on Form F-X.

ENFORCEMENT OF CIVIL LIABILITIES

        The Corporation is a corporation existing under the laws of Canada, and the majority of its assets and operations are located, and the majority of its revenues are derived, outside the United States. The Corporation has appointed CT Corporation System, New York, New York, as its agent to receive service of process in the United States in connection with any investigations or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising from any offering made under this Prospectus. However, it may not be possible for investors to enforce outside the United States judgments against the Corporation obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal and state securities laws. In addition, certain of the directors and officers of the Corporation are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal and state securities laws.

 PART II — INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

        The Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. However, the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions in (a) and (b) below. The Registrant may not indemnify an individual unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant's request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. The Registrant may with the approval of a court, indemnify an individual referred to above, or advance money's for the cost, charges and expenses of a proceeding, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual's association with the Registrant or other entity as described above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual is entitled to indemnity from the Registrant in respect of costs, charges and expenses, reasonably incurred by the individual in the defence of any civil, criminal, administrative or other proceeding to which the individual is subject because of the individuals association with the Registrant or other entity referred to above, if the individual seeking indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and if the individual fulfills the conditions set out in (a) and (b) above.

        A by-law of the Registrant provides that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the Canada Business Corporation Act ("CBCA") or otherwise by law.

        The Registrant maintains a directors' and officers' liability policy which provides coverage to the Registrant for all directors' and officers' related claims, losses and cost in any year, subject to policy limits and deductibles.

        The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified to the fullest extent permitted by the CBCA. Pursuant to the terms of these agreements, the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 10 years thereafter.

        The Registrant expects that any underwriting agreement pursuant to which it sells securities covered by this registration statement will contain provisions under which the Registrant will indemnify the underwriters, their directors, officers, controlling persons and other persons from various liabilities including liabilities under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

 EXHIBITS

Exhibit Number	Description
4.1	Renewal Annual Information Form of Registrant, dated March 16, 2009, for the year ended December 31, 2008 (incorporated by reference to Exhibit 13.1 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.2
Registrant's audited consolidated balance sheets as at December 31, 2008 and 2007 and consolidated statements of earnings and retained earnings, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2008, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibits 13.2 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.3
Registrant's audited supplemental note entitled "Reconciliation to United States Generally Accepted Accounting Principles" as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibit 13.4 to Registrant's Form 40-F filed on March 16, 2009, File No. 001-15214).
4.4
Registrant's Management's Discussion and Analysis for the fiscal year ended December 31, 2008 (incorporated by reference to Exhibit 13.3 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.5
Management Proxy Circular, dated March 16, 2009, relating to the annual meeting of the Registrant's shareholders held on April 30, 2009 (incorporated by reference to Exhibit 99.1 to Registrant's Form 6-K filed on March 17, 2009, File No. 001-15214).
4.6
Registrant's unaudited consolidated interim financial statements for the three- and six-month periods ended June 30, 2009 (incorporated by reference to Exhibits 13.1 and 13.3 to Registrant's Form 6-K filed on July 31, 2009, File No. 001-15214).
4.7
Registrant's Management's Discussion and Analysis for the three- and six-month periods ended June 30, 2009 (incorporated by reference to Exhibit 13.2 to Registrant's Form 6-K filed on July 31, 2009, File No. 001-15214).
4.8
Shareholder Rights Plan Agreement, amended and restated as of April 26, 2007, between TransAlta Corporation and CIBC Mellon Trust Company, as rights agent (incorporated by reference to Exhibit 99.1 to Registrant's Form 6-K filed on May 21, 2007, File No. 001-15214).
5.1*	Consent of Ernst & Young LLP.
6.1	Power of Attorney (included on Page III-2 of the original registration statement filed on October 9, 2009).

*
Filed herewith.

II-2

 PART III—UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

  (a)
  Concurrently with the filing of the original registration statement on Form F-10 filed on October 9, 2009, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the Commission by amendment to the Form F-X referencing the file number of the relevant registration statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on October 19, 2009.

TRANSALTA CORPORATION (Registrant)
By:	/s/ MARYSE C. ST.-LAURENT Name: Maryse C. St.-Laurent Title: Corporate Secretary

III-2

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated as of October 19, 2009.

	Signature	Title

	/s/ STEPHEN G. SNYDER Stephen G. Snyder	President, Chief Executive Officer and Director (Principal Executive Officer)
	/s/ BRIAN BURDEN Brian Burden	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
	* William D. Anderson	Director
	* Stephen L. Baum	Director
	* Stanley J. Bright	Director
	* Timothy W. Faithfull	Director
	* Gordon D. Giffin	Director
	* C. Kent Jespersen	Director
	* Michael M. Kanovsky	Director
	* Donna Soble Kaufman	Director
	* Gordon S. Lackenbauer	Director
	* Martha C. Piper	Director
* By:	/s/ BRIAN BURDEN Name: Brian Burden Title: Attorney-in-Fact

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 1 to the registration statement solely in their capacity as the duly authorized representative of the Registrant in the United States on October 19, 2009.

TRANSALTA CENTRALIA GENERATION LLC
By:	/s/ LORI SCHMITT Name: Lori Schmitt Title: Secretary

III-4

 INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Renewal Annual Information Form of Registrant, dated March 16, 2009, for the year ended December 31, 2008 (incorporated by reference to Exhibit 13.1 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.2
Registrant's audited consolidated balance sheets as at December 31, 2008 and 2007 and consolidated statements of earnings and retained earnings, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2008, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibits 13.2 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.3
Registrant's audited supplemental note entitled "Reconciliation to United States Generally Accepted Accounting Principles" as at December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008, together with the related notes thereto and the reports of the auditors thereon (incorporated by reference to Exhibit 13.4 to Registrant's Form 40-F filed on March 16, 2009, File No. 001-15214).
4.4
Registrant's Management's Discussion and Analysis for the fiscal year ended December 31, 2008 (incorporated by reference to Exhibit 13.3 to Registrant's Form 40-F/A filed on September 16, 2009, File No. 001-15214).
4.5
Management Proxy Circular, dated March 16, 2009, relating to the annual meeting of the Registrant's shareholders held on April 30, 2009 (incorporated by reference to Exhibit 99.1 to Registrant's Form 6-K filed on March 17, 2009, File No. 001-15214).
4.6
Registrant's unaudited consolidated interim financial statements for the three- and six-month periods ended June 30, 2009 (incorporated by reference to Exhibits 13.1 and 13.3 to Registrant's Form 6-K filed on July 31, 2009, File No. 001-15214).
4.7
Registrant's Management's Discussion and Analysis for the three- and six-month periods ended June 30, 2009 (incorporated by reference to Exhibit 13.2 to Registrant's Form 6-K filed on July 31, 2009, File No. 001-15214).
4.8
Shareholder Rights Plan Agreement, amended and restated as of April 26, 2007, between TransAlta Corporation and CIBC Mellon Trust Company, as rights agent (incorporated by reference to Exhibit 99.1 to Registrant's Form 6-K filed on May 21, 2007, File No. 001-15214).
5.1*	Consent of Ernst & Young LLP.
6.1	Power of Attorney (included on Page III-2 of the original registration statement filed on October 9, 2009).

*
Filed herewith.

QuickLinks

PART I — INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
DOCUMENTS INCORPORATED BY REFERENCE
CERTAIN AVAILABLE INFORMATION
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
TRANSALTA CORPORATION
RECENT DEVELOPMENTS
USE OF PROCEEDS
CHANGES IN CONSOLIDATED CAPITALIZATION
DESCRIPTION OF SHARE CAPITAL
DESCRIPTION OF WARRANTS
DESCRIPTION OF SUBSCRIPTION RECEIPTS
PRIOR SALES
MARKET FOR SECURITIES
CERTAIN INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
RISK FACTORS
LEGAL MATTERS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
ENFORCEMENT OF CIVIL LIABILITIES
PART II — INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III—UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
AUTHORIZED REPRESENTATIVE
INDEX TO EXHIBITS